Exhibit 99.1



                  U. S. STEEL INCREASES CONSENT FEE RELATING TO
                   ITS 10.75% SENIOR NOTES DUE AUGUST 1, 2008

     PITTSBURGH, May 13, 2003 - United States Steel Corporation (NYSE: X) announced today that it has increased the fee to be paid to holders of its 10.75% Senior Notes due August 1, 2008, from $1.25 to $2.50 for each $1,000 of principal amount outstanding for which a consent to the solicitation dated
May 6, 2003, is validly delivered and not revoked prior to the expiration date. The record date to determine note holders entitled to consent is May 6, 2003. The consent solicitation will expire at 5:00 p.m. New York City time on May 13, 2003, unless extended.
     Terms and conditions of the consent solicitations relating to the proposed amendments are contained in Consent Solicitation Statements dated May 6, 2003, that are being distributed to the holders of notes. Holders of notes may obtain copies of the relevant Consent Solicitation Statements and related material from the information agent, Georgeson Shareholder, at (212) 440-9800 or 1-800-790-4667.
     JP Morgan Securities Inc. (JPMorgan) and Goldman, Sachs & Company (Goldman Sachs) are joint solicitation agents for the consent solicitations. Questions regarding the consent solicitations may be directed to JPMorgan at (212) 270-7967 and Goldman Sachs at (212) 902-6351.